                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
      [ ]  Preliminary proxy statement
      [X]  Definitive proxy statement
      [ ]  Definitive additional materials
      [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Concord Fabrics Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
      [X]  No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 /

--------------------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5)  Total fee paid:

--------------------------------------------------------------------------------

      [ ]  Fee paid previously with preliminary materials:

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)  Amount previously paid:
      (2)  Form, Schedules or Registration Statement No.:
      (3)  Filing party:
      (4)  Date filed:

1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                              CONCORD FABRICS INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the 'Meeting') to be held on Tuesday, January 13, 1998, at 10:00 A.M., in Room C, Eleventh Floor, Chase Manhattan Bank, 270 Park Avenue, New York, New York, for the following purposes:

          1. To elect seven directors to serve until the next Annual Meeting and until their successors are elected.

          2. To vote on the ratification of the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending August 30, 1998.

          3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on December 11, 1997 are entitled to receive notice of and to vote at the meeting.

     Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. A list of stockholders entitled to vote at the Meeting will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the Meeting at the offices of the Company, 1359 Broadway, New York, New York 10018.

                                          By order of the Board of Directors
                                          JOAN WEINSTEIN
                                          Secretary

New York, New York
December 19, 1997

                              CONCORD FABRICS INC.
                                 1359 BROADWAY
                            NEW YORK, NEW YORK 10018

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                                    GENERAL

     The Annual Meeting of Stockholders of Concord Fabrics Inc., a Delaware corporation (the 'Company'), will be held on January 13, 1998 (the 'Meeting'), for the purposes set forth in the foregoing notice. The accompanying form of proxy for use at the Meeting and at any adjournments thereof is solicited by the Board of Directors and may be revoked at any time prior to its exercise by written notice to the Secretary of the Company. Proxies in the accompanying form, which are properly executed by stockholders and duly returned and not revoked, will be voted in the manner specified in the proxy; if no specification is made, the proxies will be voted: (a) with respect to directors, in favor of the nominees indicated below unless authority to vote with respect to any or all nominees is withheld; (b) with respect to the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants, in favor of ratification of the selection; and (c) with respect to such other business as may properly come before the Meeting, and any adjournments thereof, in the best judgment of the persons acting under such proxies. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 19, 1997.

     As of the close of business on December 11, 1997, the record date for determining the holders of Class A and Class B Common Stock of the Company (the 'Common Stock') entitled to vote at the Meeting, the Company had issued and outstanding (i) 2,216,356 shares of Class A Common Stock, each share being entitled to one vote for all seven nominees for director of the Company and one vote on each other matter presented to the Meeting; and (ii) 1,448,751 shares of Class B Common Stock, each share being entitled to ten votes for five of the seven nominees for director of the Company and ten votes on each other matter presented to the Meeting.

     As required under Section 231 of the Delaware General Corporation Law (the 'DGCL'), the Company will, in advance of the Meeting, appoint one or more Inspectors of Election to conduct the vote at the Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Meeting, the person presiding at the Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock outstanding as of the record date, (ii) determine the number of shares of Common Stock present in person or represented by proxy at the Meeting and the validity of the proxies and ballots, (iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock present in person or represented by proxy at the Meeting and the count of all votes and ballots.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Under Section 216 of the DGCL, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. Shares of Common Stock represented by proxies which are marked 'withhold authority' with respect to the election of one or more nominees for director and abstentions with respect to the other proposals have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the Meeting as to such matter or matters. For purposes of voting on the matters described herein, the affirmative vote of (i) a majority of the shares of Class A Common Stock present or represented at the Meeting is required to elect two directors, (ii) a majority of the shares of Class A Common Stock and Class B Common Stock present or represented at the Meeting and voting together as a group is required to elect five directors and (iii) a majority of the shares of Class A Common Stock and Class B Common Stock present or represented at the Meeting and voting together as a group is required to ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending August 30, 1998.

     No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of December 11, 1997, with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Class A Common Stock or Class B Common Stock (and such person's address),
(ii) each director of the Company and each nominee for director, (iii) each of the executive officers named in the Summary Compensation Table under 'Executive Compensation,' and (iv) all directors and executive officers of the Company as a group.

TITLE OF                                                                               NUMBER OF      PERCENT OF
 CLASS                       NAME AND ADDRESS OF BENEFICIAL OWNER                       SHARES          CLASS
--------  --------------------------------------------------------------------------   ---------      ----------
Class A   Alvin Weinstein*..........................................................     879,410(1)      37.05%
          FMR Corp. ................................................................     226,300(2)       9.53%
            Edward C. Johnson 3d
            82 Devonshire Street
            Boston, MA 02109
          Dimensional Fund Advisors Inc. ...........................................     142,700(3)       5.99%
            1299 Ocean Avenue, 11th floor
            Santa Monica, CA 90400
          David Weinstein*..........................................................     124,463(4)       5.24%
          Earl Kramer*..............................................................      94,200(5)       3.97%
          Fred Heller...............................................................       7,000(7)        (6)
          Richard Solar.............................................................       5,000(8)        (6)
          All directors and officers as a group (11 persons)(10)....................   1,110,073         46.76%
Class B   Alvin Weinstein*..........................................................     902,460(9)      62.29%
          FMR Corp. ................................................................     112,700(2)       7.78%
            Edward C. Johnson 3d
            82 Devonshire Stree
            Boston, MA 02109
          Dimensional Fund Advisors Inc. ...........................................      85,300(3)       5.89%
            1299 Ocean Avenue, 11th Floor
            Santa Monica, CA 90400
          David Weinstein*..........................................................      70,113          4.84%
          Earl Kramer*..............................................................         200           (6)
          All directors and officers as a group (11 persons)(10)....................     972,773         67.15%

------------

   * c/o Concord Fabrics Inc., 1359 Broadway, New York, New York 10018.

 (1) Includes 60,000 shares of Class A Common Stock owned of record and beneficially by Joan Weinstein, Mr. Alvin Weinstein's wife, who is an officer of the Company, but does not include 254,115 shares of Class A Common Stock, or 10.70% of the class, owned of record and beneficially by Mr. Alvin Weinstein's children. Mr. David Weinstein is the only child who has an interest

                                              (footnotes continued on next page)

(footnotes continued from previous page) exceeding 5% of the class. Mr. Weinstein disclaims beneficial ownership of all of the shares owned by his spouse and children. Includes 20,000 shares which Mr. Alvin Weinstein will have the right to acquire on or within 60 days after December 11, 1997 upon the exercise of options granted to him under the Incentive Plan.

 (2) Based on information provided to the Company by FMR Corp., as a parent holding company, Edward C. Johnson 3d, as a controlling person of FMR Corp., and various affiliates, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ('FMRC'), and Fidelity Low-Priced Stock Fund. FMRC is a registered investment company.

 (3) Based on information provided to the Company by Dimensional Fund Advisors Inc., a registered investment advisor ('Dimensional'), Dimensional is deemed to have beneficial ownership of 142,700 shares of Class A Common Stock and 85,300 shares of Class B Common Stock of the Company, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the 'Fund'), or in series of The DFA Investment Trust Company, a Delaware business trust (the 'Trust'), or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

CLASS A COMMON STOCK
SOLE VOTING POWER           =     79,900shares*
SHARED VOTING POWER         =          0
SOLE DISPOSITIVE POWER      =    142,700
SHARED DISPOSITIVE POWER    =          0

CLASS B COMMON STOCK
SOLE VOTING POWER           =     59,600shares*
SHARED VOTING POWER         =          0
SOLE DISPOSITIVE POWER      =     85,300
SHARED DISPOSITIVE POWER    =          0

   * Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 45,700 additional shares of Class A Common Stock and 45,700 additional shares of Class B Common Stock which are owned by the Fund and 16,600 shares of Class A Common Stock which are owned by the Trust (included in Sole Dispositive Power above).

 (4) Includes 20,000 shares which Mr. David Weinstein has the right to acquire and 20,000 shares which Mr. Weinstein will have the right to acquire on or within 60 days after December 11, 1997 upon the exercise of options granted to him under the Company's Incentive Plan, as amended (the 'Incentive Plan').

 (5) Includes 50,000 shares which Mr. Kramer has the right to acquire upon the exercise of options granted to him under the Company's Incentive Plan. Also includes 200 shares held in trust for two of Mr. Kramer's children.

 (6) Represents less than 1% of the shares of the class outstanding.

 (7) Includes with respect to Mr. Heller 2,500 shares which may be acquired by him upon the exercise of stock options granted to him under the Company's Incentive Plan.

 (8) Includes with respect to Mr. Solar 5,000 shares which may be acquired by him upon the exercise of stock options granted to him under the Company's Incentive Plan.

 (9) Includes 60,000 shares of Class B Common Stock owned of record and beneficially by Joan Weinstein, but does not include 211,065 shares of Class B Common Stock, or 14.57% of the class, owned of record and beneficially by Mr. Alvin Weinstein's children, none of whom individually

                                              (footnotes continued on next page)

(footnotes continued from previous page) have an interest exceeding 5% of the class. Mr. Alvin Weinstein disclaims beneficial ownership of all of these shares owned by his spouse and children.

(10) Mr. Martin Wolfson, an officer and director of the Company, and Mr. George Gleitman, a director of the Company, do not own of record or beneficially any shares of Common Stock of the Company.

                             ELECTION OF DIRECTORS
                                  (PURPOSE 1)

     The By-Laws of the Company provide that the number of directors constituting the Board of Directors shall be determined from time to time by the Board of Directors. The number of directors is currently set at seven.

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected. Two directors are to be elected by the Class A Common Stock alone, and five directors are to be elected by the Class A and Class B Common Stock voting together as a group. Proxies in the accompanying form which do not withhold authority to vote for one or more nominees for directors will be voted for the election as directors of the persons whose names are listed in the table below. Authority to vote for any or all nominees may be withheld in the manner indicated on the proxy. If any of the nominees should not be candidates for director at the Meeting, the proxies will be voted in favor of the remainder of those named, and may be voted for substitute nominees in the place of those who are not candidates. The Board of Directors has no reason to expect that any of the nominees will fail to be candidates at the Meeting, and therefore does not at this time have in mind any substitute for any nominee.

     Certain information about the seven nominees is set forth on the following page. This information has been furnished to the Company by the individuals named. All of the nominees for election at this Meeting have been elected previously by the Company's shareholders as directors of the Company.

                             NOMINEES FOR DIRECTORS

                  NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK                             FIRST ELECTED
                                  AND CLASS B COMMON STOCK                                      AGE     AS DIRECTOR
---------------------------------------------------------------------------------------------   ---    -------------
Alvin Weinstein .............................................................................   72          1958
  Chairman of the Board of the Company
David Weinstein .............................................................................   35          1996
  President of the Company's Concord House Division
Earl Kramer .................................................................................   64          1974
  President of the Company
Fred Heller .................................................................................   73          1987
  Chairman Emeritus of Genlyte Group, Inc.
Martin Wolfson ..............................................................................   61          1973
  Senior Vice President-Treasurer of the Company

                  NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

Richard Solar ...............................................................................   58          1994
  Senior Vice President of GCIH, Inc.
George Gleitman .............................................................................   69          1970
  President Emeritus of the Company's Concord House Division

     Mr. Alvin Weinstein has held his position as Chairman of the Board of the Company for more than seven years. Joan Weinstein, who has served as Secretary of the Company since October 1981, is the wife of Alvin Weinstein. Mrs. Weinstein has also been the Company's fashion director for more than seven years. Mr. David Weinstein, who has been employed by the Company for more than seven years and is currently the President of the Company's Concord House Division, is the son of Mr. Alvin Weinstein.

     Mr. Kramer joined the Company in June 1972 as President of its Knit Division. Mr. Kramer was elected a Vice President of the Company in March 1976 and President of the Company in 1979. Mr. Heller, formerly the President and Chairman of the Board of Directors of Genlyte Group, Inc. ('Genlyte'), presently serves as the Chairman Emeritus of Genlyte. Mr. Heller also remains a director of Genlyte. Genlyte manufactures commercial and residential lighting equipment. Mr. Wolfson was Secretary and Treasurer of the Company from 1973 to October 1981, at which time he was elected Vice President, Treasurer and Chief Financial Officer. He was elected Senior Vice President in 1995. Mr. Wolfson is currently a director of Winston Resources, Inc., a staffing industry company.

     Mr. Solar is currently a Senior Vice President and a director of GCIH Inc., a manufacturer of apparel for infants and toddlers ('GCIH'). He joined GCIH in January 1996. Prior to that time, Mr. Solar served for 10 years as a managing director of the Investment Banking Division of Bankers Trust Company. Mr. Gleitman was elected a Vice President of the Company in 1968. From 1980 through fiscal 1992, Mr. Gleitman was President of the Company's Concord House Division and is currently President Emeritus of that Division.

     The Board of Directors has no standing nominating committee. On October 25, 1992, the Board of Directors appointed an Audit Committee. The Audit Committee, which is currently comprised of Messrs. Solar and Heller, met once during the fiscal year ended August 31, 1997. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls, and to review and approve the scope and performance of the independent auditors' work. The Compensation Committee, which makes recommendations to the Board of Directors concerning compensation of executive officers and incentives for officers and key employees under the Company's Incentive Plan, met once during fiscal 1997. The Board of Directors met nine times during the fiscal year ended August 31, 1997. All of the directors attended at least seven meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company during the three fiscal years during the period ended August 31, 1997 for services, in all capacities, to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose aggregate remuneration exceeded $100,000 (the 'Named Executive Officers').

                           SUMMARY COMPENSATION TABLE

                                                                                  OTHER ANNUAL      ALL OTHER
                                                         SALARY*        BONUS     COMPENSATION     COMPENSATION
      NAME AND PRINCIPAL POSITION           YEAR            $             $             $             $ (2)
----------------------------------------  ---------      -------       -------    -------------    ------------
Earl Kramer ............................       1997      302,443       311,700         (1)             6,347(3)
  President and Director                       1996      298,351        69,000                         2,561
                                               1995      292,386         --                            1,164

Alvin Weinstein Chairman ...............       1997      275,000       304,700         (1)            90,478(4)
  of the Board                                 1996      262,250        64,900                        73,764
                                               1995      244,615         --                           64,208

Martin Wolfson .........................       1997      196,000        65,000         (1)             5,248
  Senior Vice President-                       1996      196,000        25,000                         1,630
  Treasurer and Director                       1995      199,558         --                              373

David Weinstein ........................       1997      200,000       145,800         (1)             5,248
  President of the Concord                     1996      200,000        97,900                         1,630
  House Division and Director                  1995      152,885       212,500                           373

Mark Neugeboren ........................       1997      115,000        22,800         (1)             4,728
  Vice President                               1996      115,000        34,700                         1,630
                                               1995      117,213        20,000                           373

*  1995 amounts reflect a base compensation for a 53 week fiscal year.

(1) The named executive officer receives certain perquisites, including, in certain cases, a non-accountable expense allowance; such perquisites, however, do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Includes contributions to the Company's Profit Sharing Plan of $5,248 ($4,728 in the case of Mr. Neugeboren) and $1,630 for each of the above named executive officers for the fiscal years ended August 31, 1997 and September 1, 1996, respectively. Also includes for each of them for fiscal 1995 the sum of $373 which represents amounts previously contributed to the Profit Sharing Plan on behalf of other employees of the Company and reallocated to Plan participants upon the forfeiture of such employees' interests in the Plan.

(3) The Company has paid the premiums on a life insurance policy for the benefit of Earl Kramer's estate on a split dollar basis. The economic value of such policy to Mr. Kramer for the year ended August 31, 1997 was $1,099, which amount is included in the table above.

(4) The Company has paid the premiums on life insurance policies for the benefit of Alvin Weinstein's estate on a split dollar basis. The economic value of such policies to Mr. Weinstein for the year ended August 31, 1997 was $85,230, which amount is included in the table above. In addition, the Company paid to Joan Weinstein, the wife of Alvin Weinstein and the Company's Secretary and fashion director, $125,000 as compensation for her services to the Company in fiscal 1997.

                            ------------------------

     The Company has a Profit Sharing Plan for employees which provides for a minimum annual contribution by the Company based on a percentage of its income before taxes for the fiscal year, and provides for larger annual contributions, at the discretion of the Board of Directors, within prescribed limits. All individuals who are employed by the Company on the first day of any fiscal year are eligible to participate in the Profit Sharing Plan for that fiscal year. The Company makes contributions on behalf of those individuals who remain employed for the entire fiscal year. Contributions to a covered employee's account are based upon a pro rata percentage of the employee's compensation (up to $150,000), and benefits are payable upon death, retirement, disability or termination of employment with the Company. Covered employee benefits vest over a period of seven years. In fiscal 1997, the Company contributed $345,000 to the Profit Sharing Plan.

     The Company has a 401(k) Plan for employees which provides for the deferral of pre-tax income. The Company does not contribute to this Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain summary information concerning individual grants of stock options made to the Named Executive Officers during fiscal year 1997 under the Company's Incentive Plan. Except as set forth in the table below, during fiscal year 1997, the Company did not grant any stock options to any of the Named Executive Officers.

                                                                                                        POTENTIAL
                                                                                                        REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                       INDIVIDUAL GRANTS                                                 RATES OF
------------------------------------------------------------------------------------------------       STOCK PRICE
                                     NUMBER OF      PERCENT OF TOTAL                                   APPRECIATION
                                       SHARES      OPTIONS GRANTED TO                               FOR OPTION TERM(3)
                                     UNDERLYING    EMPLOYEES IN FISCAL    EXERCISE                  ------------------
                                       GRANT              YEAR             PRICE      EXPIRATION      5%         10%
               NAME                     (#)                (%)              ($)          DATE         ($)        ($)
----------------------------------   ----------    -------------------    --------    ----------    -------    -------
Alvin Weinstein...................     70,000(1)            70             7.0125       1/14/02      79,000    228,000
Alvin Weinstein...................     30,000(2)            30              6.375       1/14/07     120,000    305,000

(1) The stock option reported above was awarded pursuant to the Incentive Plan at an exercise price equal to 110% of the fair market value of the Class A Common Stock on the date of grant. The option vests ratably over a five-year period and terminates five years after the grant date, subject to early termination in the event of death or termination of the optionee's employment for any reason. Payment for options exercised may be in cash or shares of Common Stock at the discretion of the optionee.

(2) The stock option reported above was awarded pursuant to the Incentive Plan at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. The option vests ratably over a five-year period and terminates ten years after the grant date, subject to early termination in the event of death or termination of the optionee's employment for any reason. Payment for options exercised may be in cash or shares of Common Stock at the discretion of the optionee.

(3) Amounts represent hypothetical gains that could be achieved from the exercise of the respective stock options and the subsequent sale of the Class A Common Stock underlying such options if the options were exercised at the end of the option terms. The gains are based upon assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. The rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Class A Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain summary information concerning stock option exercises during fiscal 1997 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of August 31, 1997.

                                                                                               VALUE OF
                                                                             NUMBER OF        UNEXERCISED
                                                                            UNEXERCISED      IN-THE-MONEY
                                                                            OPTIONS AT        OPTIONS AT
                                                                            8/31/97 (#)       8/31/97 ($)
                                                               VALUE       EXERCISABLE/      EXERCISABLE/
                                           SHARES ACQUIRED    REALIZED     UNEXERCISABLE     UNEXERCISABLE
                  NAME                     ON EXERCISE (#)      ($)        (CLASS A)(1)      (CLASS A)(2)
----------------------------------------   ---------------    --------    ---------------   ---------------
Earl Kramer.............................          0              0          50,000/-0-        209,375/-0-
Alvin Weinstein.........................          0              0          -0-/100,000       -0-/36,625
Martin Wolfson..........................        6,250          19,600         -0-/-0-           -0-/-0-
David Weinstein.........................          0              0         20,000/80,000    51,250/205,000

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Represents the aggregate number of stock options held as of August 31, 1997 which could and could not be exercised on that date pursuant to the terms of the stock option agreements related thereto and the Incentive Plan.

(2) Values were calculated by multiplying the closing market price of the Class A Common Stock, as reported on the American Stock Exchange on August 29, 1997 (the last trading day of the fiscal year), by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

                             DIRECTOR COMPENSATION

     During fiscal 1997, the Company paid $20,000 each to Messrs. Richard Solar and Fred Heller for their participation at Board of Directors' meetings. Messrs. Solar and Heller were also paid $1,500 each in connection with their participation at the one Audit Committee Meeting held in fiscal 1997.

     In fiscal 1996, the Board adopted, and the stockholders ratified, the Director Plan for the benefit of directors of the Company who are neither employees nor officers of the Company or its subsidiaries (the 'Outside Directors'). Under the Director Plan, each Outside Director received an option to purchase 2,500 shares of Class A Common Stock on the date that the Plan was ratified by the stockholders. The Director Plan also provides for the automatic grant of stock options to Outside Directors on the first business day of each of the four fiscal years commencing with fiscal 1997. The exercise price of options granted under the Director Plan (the 'Director Options') is the fair market value of the Class A Common Stock on the date of grant. Director Options vest in full on the one year anniversary of the date of grant and vest immediately upon the death of the grantee or a 'change of control' of the Company. Director Options terminate five years after the date of grant or, if sooner, two years after the grantee's termination as a director of the Company for any reason (except that if the grantee is removed from the Board for cause, all Director Options awarded to him terminate immediately upon such removal). In addition, the Board of Directors may at any time cancel any previously issued Director Options if it finds that the grantee committed fraud, dishonesty or similar acts while serving on the Board, disclosed 'proprietary information' of the Company without the Company's consent or engaged in activity detrimental to the Company's interests after leaving the Board of Directors. To date, Messrs. Solar and Heller have each received Director Options to purchase an aggregate of 5,000 shares.

     On December 4, 1996, the Board of Directors terminated the Director Plan and adopted an amendment to the Incentive Plan, which was approved by the Company's stockholders, permitting Outside Directors to participate on a discretionary basis in the Incentive Plan.

                             EMPLOYMENT AGREEMENTS

     An incentive compensation arrangement between the Company and Mr. Alvin Weinstein provides for Mr. Weinstein to receive a bonus equal to 1 1/2% of the Company's pre-tax profits for the fiscal year ended August 31, 1997 if the pre-tax profits are equal to or greater than 10% of the Company's Stockholders' Equity on the first day of such fiscal year, or 2 1/2% of the pre-tax profits for such fiscal year if such pre-tax profits are equal to or greater than 20% of the Company's Stockholders' Equity on the first day of such fiscal year. Mr. Weinstein received a bonus of $91,400 under such arrangement in fiscal 1997, which is reflected in the table above.

     An incentive compensation arrangement between the Company and Alvin Weinstein provides for Mr. Weinstein to receive a bonus equal to 3 1/2% of the Company's pre-tax profits for each fiscal year covered by the agreement commencing with September 1, 1986. Mr. Weinstein earned a $213,300 bonus pursuant to this arrangement in respect of fiscal 1997.

     On March 2, 1994, the Company and Mr. Kramer entered into an employment agreement (which amended a previous agreement) under which he will serve as the Company's President through August 31, 1999. The agreement provides for an annual salary of $234,289 (adjusted for increases in the consumer price index) commencing September 1, 1994. Under the agreement, Mr. Kramer is entitled to a bonus equal to 3 1/2% of the Company's pre-tax profits for each year of the agreement. He earned a $216,800 bonus pursuant to this arrangement in respect of fiscal year 1997. In addition, Mr. Kramer is entitled to receive a bonus equal to 1 1/2% of the pre-tax profits for each year of the agreement, if such pre-tax profits are equal to or greater than 10% of the Company's Stockholders' Equity on the first day of that fiscal year, or 2 1/2% of the pre-tax profits for such year if such pre-tax profits are equal to or greater than 20% of the Company's Stockholders' Equity on the first day of that fiscal year. He earned a bonus of $94,900 pursuant to this arrangement in respect of fiscal year 1997. The agreement also calls for a portion of Mr. Kramer's compensation to be deferred. In that connection, $49,372 of Mr. Kramer's compensation was deferred for the fiscal year ended August 31, 1997, which amount is included in the 'Summary Compensation Table' above.

     On February 5, 1986, the Company and Mr. Wolfson amended a deferred compensation agreement under which the payment of a portion of his compensation is deferred each year. In the fiscal year ended August 31, 1997, $11,000 of Mr. Wolfson's compensation was deferred, which amount is included in the 'Summary Compensation Table,' above. The agreement provides that Mr. Wolfson is entitled to receive the aggregate deferred compensation upon termination of his employment with the Company other than for cause or by reason of his death. The agreement provides that if Mr. Wolfson dies while in the employ of the Company, his estate will receive an aggregate of $500,000 payable in three equal annual installments. The Company is the beneficiary of a $250,000 insurance policy on Mr. Wolfson's life.

     Mr. David Weinstein is paid an annual salary of $200,000. The balance of his compensation, included in the 'Summary Compensation Table,' above, is based on a formula related to the operating profit of the Concord House Division for the year and, to a lesser extent, the operating profit of the Company for the year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following officers of the Company are members of the Board of Directors and as such participated in the deliberations of the Board of Directors concerning executive officer compensation: Alvin Weinstein, David Weinstein, Earl Kramer and Martin Wolfson. There are no compensation committee interlocks between the Company and any other entities involving any of the executive officers or directors of such other entities.

                     BOARD OF DIRECTORS COMPENSATION REPORT

     The full Board of Directors is responsible for the formulation and implementation of the Company's compensation policies. The Company's compensation policies are based upon a philosophy that there should be a direct correlation between executive compensation and the value delivered to shareholders. In furtherance of this philosophy, the Company has developed incentive pay programs which provide competitive compensation and attempt to mirror Company performance. It is the goal of the Company's compensation program to attract and retain key executives required for the growth and success of the Company and each of its business groups in a manner that encourages a continuing focus on building profitability and shareholder value. Both short-term and long-term incentive compensation are based on corporate, business unit and/or individual performance, and thus coincide with the interests of shareholders.

     The Company's executive compensation has three principal components: base salary; annual cash bonuses; and, from time to time, the grant of incentive and nonqualified stock options pursuant to the Incentive Plan. Individual bonus awards for the Company's executive officers are based upon pre-determined percentages of the Company's pre-tax profits for the fiscal year, or, as is the case with one executive officer, a divisional president, based upon a percentage of the operating profit of that division. Bonuses awarded to executives in respect of fiscal 1997 reflected the much improved earnings reported by the Company for that year. See 'Summary Compensation Table' and 'Employment Agreements'. In fiscal 1997, the Company awarded Mr. Alvin Weinstein, the Chairman of the Company, stock options under the Incentive Plan to purchase 100,000 shares of Class A Common Stock. See 'Option Grants in Last Fiscal Year'. The Company made no other awards to officers during fiscal year 1997 under its Incentive Plan.

     The compensation of Mr. Earl Kramer, the Company's President, is governed by his employment agreement. For the fiscal year ended August 31, 1997, the employment agreement provided for a base salary of $253,071. The base salary increased 2.79% from the President's fiscal year 1996 base salary, which increase was provided for by the terms of his employment agreement and reflects a comparable increase in the consumer price index. The President received a bonus of $311,700 for fiscal 1997 in accordance with the terms of his employment agreement. The President's employment agreement provides for bonuses only if the Company meets certain predetermined levels of pre-tax profits set forth therein, as discussed above. See 'Employment Agreements'.

     In the aggregate, 43% of the Named Executive Officers' cash compensation for fiscal year 1997 represents incentives directly tied to performance criteria.

     Submitted by the Board of Directors:

Alvin Weinstein      David Weinstein
Earl Kramer          Fred Heller
Martin Wolfson       Richard Solar
George Gleitman

                            STOCK PERFORMANCE GRAPH

     The line graph on the following page compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return on the Amex Market Index and an industry index known as the broadwoven fabric mills -- cotton industry (SIC Code 2211) index, for the period of five years commencing September 1, 1992. The specific companies constituting part of the industry index are as follows: Cone Mills Corp.; Courtaulds PLC; Crown Crafts, Inc.; Culp, Inc.; Delta Woodside Industries, Inc.; Dyersburg Corp.; Fieldcrest Cannon, Inc.; Galey & Lord Inc.; Springs Industries, Inc.; Thomaston Mills, Inc.; Triarc Companies, Inc.; and West Point-Stevens, Inc. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG CONCORD FABRICS INC.,
                   AMEX MARKET INDEX AND SIC CODE INDEX


                           FISCAL YEAR ENDING

COMPANY               1992     1993      1994      1995      1996      1997
-------               ----     ----      ----      ----      ----      ----
CONCORD FABRICS INC    100    133.33    189.74    100.00    135.90    147.44

SIC CODE INDEX         100    112.41    105.42    108.39    100.98    111.57

AMEX MARKET INDEX      100    116.82    117.94    141.21    146.94    169.04




                  ASSUMES $100 INVESTED ON SEPT. 1, 1992
                       ASSUMES DIVIDEND REINVESTED
                     FISCAL YEAR ENDING AUG. 31, 1997

                         SECTION 16(A) REPORTING UNDER
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely on the Company's review of copies of the Section 16(a) reports filed for the year ended August 31, 1997, the Company believes that, during the year ended August 31, 1997, all reporting requirements applicable to its executive officers, directors, and more than ten percent stockholders were complied with.

                    WEINSTEIN FAMILY STOCKHOLDERS' AGREEMENT

     Mr. Alvin Weinstein, his spouse and children and the Company are parties to a stockholders' agreement (the 'Stockholders' Agreement') which restricts the transfer of any Class B Common Stock owned by them by requiring that any of them who wishes to sell or transfer any shares of Class B Common Stock first offer the shares to the other signing stockholders at the prevailing market price of shares of Class A Common Stock at the time of transfer, and then, to the Company, on the condition that any Class B Common Stock so offered be converted into Class A Common Stock on a share-for-share basis prior to transfer. As a result of such restriction, prior to any sale of Class B Common Stock by a signing stockholder, the shares of Class B Common Stock offered by a signing stockholder will be canceled and converted into shares of Class A Common Stock by the Company. If neither any signing stockholder nor the Company wishes to purchase shares offered for sale pursuant to the Stockholders' Agreement, the stockholder offering to sell may convert such shares into shares of Class A Common Stock on a share-for-share basis. In addition, the Stockholders' Agreement provides that if the stockholders or the Company approve a transaction in which the Class A Common Stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of Class B Common Stock into shares of Class A Common Stock prior to the effective date of such transaction, so that a holder of such Class B Common Stock receives the same cash, stock or other consideration that a holder of Class A Common Stock would receive in such a transaction. There are certain exceptions to the restrictions for gifts and transfers to family members.

     The Stockholders' Agreement will terminate upon either (a) the deaths of Alvin and Joan Weinstein, if David Weinstein survives them but ceases to be actively involved in the business of the Company and the holders of a majority of shares of Class B Common Stock held by the remaining stockholders who are parties to the Agreement elect to terminate, or (b) a period ending twenty-one years after the death of the last survivor of the parties thereto.

     Mr. Alvin Weinstein is currently in a position to control the election of directors of the Company and other matters requiring stockholder votes by virtue of his ownership of a majority of the Company's outstanding Class B Common Stock and approximately 37% of its outstanding Class A Common Stock. The Stockholders' Agreement is intended to enhance the possibility that current members of the Weinstein family will retain such control of the Company so long as one or more of them is active in the business of the Company.

                       RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PURPOSE 2)

     The Board of Directors of the Company, subject to ratification by the Stockholders, has selected the firm of Arthur Andersen LLP ('Andersen'), to examine the financial statements of the Company for the fiscal year ending August 30, 1998. Representatives of Andersen will attend the Meeting, have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from Stockholders.

                                 MISCELLANEOUS
                                  (PURPOSE 3)

     Management does not know of any other matters to be presented at the Meeting for action by Stockholders. If any other matters requiring a vote of the Stockholders arise at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended August 31, 1997 is being mailed to the Company's Stockholders together with this Proxy Statement but is not part of the proxy solicitation material.

     UPON WRITTEN REQUEST BY A STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE WITH A COPY OF THE FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 1997 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If the person requesting the report was not a Stockholder on December 11, 1997, the request must contain a good faith representation that the person making the request was a beneficial owner of the Class A or Class B Common Stock of the Company at the close of business on such date. Requests should be addressed to Concord Fabrics Inc., 1359 Broadway, New York, New York 10018 (ATTN: Martin Wolfson).

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for presentation at the Company's next Annual Meeting of Stockholders must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that Meeting no later than August 4, 1998.

                                          By Order of the Board of Directors
                                          JOAN WEINSTEIN
                                          Secretary

Dated: December 19, 1997

                      APPENDIX 1 - PROXY CARD CLASS A

                           CONCORD FABRICS INC.

    CLASS A PROXY - ANNUAL MEETING OF STOCKHOLDERS - JANUARY 13, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned Stockholder(s) of Class A Common Stock of CONCORD FABRICS INC. (the 'Corporation') hereby appoints Alvin Weinstein and David Weinstein, or either of them, with full power of substitution and revocation to each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in the Corporation at the meeting of its Stockholders to be held January 13, 1998 and at any adjournment thereof, for the following matters:

                        (CONTINUED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                             CONCORD FABRICS INC.
                                   CLASS A

                               JANUARY 13, 1998


               PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] Please mark your
    votes as in this
    example

                   FOR all nominees                  WITHHOLD
                    listed at right                  AUTHORITY
                (except as marked to the      to vote for all nominees
                    contrary below)               listed at right

1. Election of
   Directors              [ ]                            [ ]               NOMINEES
                                                                           CLASS A COMMON STOCK ACTING ALONE ONLY
                                                                                      Richard Solar
                                                                                      George Gleitman

Instruction: To withhold authority to vote for any                         CLASS A VOTING WITH THE CLASS B COMMON
individual nominee, write that nominee's name on the                       STOCK
space provided below.                                                                 Alvin Weinstein
                                                                                      Martin Wolfson
                                                                                      Earl Kramer
                                                                                      David Weinstein
                                                                                      Fred Heller
------------------------  --------------------------
------------------------  --------------------------
------------------------  --------------------------


                                                   FOR      AGAINST      ABSTAIN
2. To ratify the appointment of Arthur Andersen
   LLP as independent Public Accountants of the    [ ]        [ ]          [ ]
   Corporation for the fiscal year ending
   August 30, 1998.

3. In their discretion upon any other matters which may properly come before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.

THIS PROXY CONFERS AUTHORITY TO VOTE 'FOR' EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED.

IMPORTANT - Please vote, sign and return this Proxy promptly, so that it will arrive before the Annual Meeting on January 13, 1998.


Signed____________________________ _______________________________ Dated____________, 199( )
        SIGNATURE OF SHAREHOLDER      SIGNATURE OF SHAREHOLDER

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee, or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.


                      APPENDIX 2 - PROXY CARD CLASS B

                            CONCORD FABRICS INC.

     CLASS B PROXY - ANNUAL MEETING OF STOCKHOLDERS - JANUARY 13, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned Stockholder(s) of Class B Common Stock of CONCORD FABRICS INC. (the 'Corporation') hereby appoints Alvin Weinstein and David Weinstein, or either of them, with full power of substitution and revocation to each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, to vote the Class B Common Stock of the undersigned in the Corporation at the meeting of its Stockholders to be held January 13, 1998 and at any adjournment thereof, for the following matters:

                       (CONTINUED ON REVERSE SIDE)

                      PLEASE DATE, SIGN AND MAIL YOUR
                    PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                            CONCORD FABRICS INC.
                                  CLASS B

                              JANUARY 13, 1998


              PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] Please mark your
    votes as in this
    example

                   FOR all nominees                  WITHHOLD
                    listed at right                  AUTHORITY
                (except as marked to the      to vote for all nominees
                    contrary below)               listed at right

1. Election of
   Directors              [ ]                            [ ]               NOMINEES:
                                                                           CLASS A VOTING WITH THE CLASS B COMMON
                                                                           STOCK
                                                                                      Alvin Weinstein
Instruction: To withhold authority to vote for any                                    Martin Wolfson
individual nominee, write that nominee's name on the                                  Earl Kramer
space provided below.                                                                 David Weinstein
                                                                                      Fred Heller
------------------------  --------------------------
------------------------  --------------------------
------------------------  --------------------------


                                                   FOR      AGAINST      ABSTAIN
2. To ratify the appointment of Arthur Andersen
   LLP as independent Public Accountants of the    [ ]        [ ]          [ ]
   Corporation for the fiscal year ending
   August 30, 1998.

3. In their discretion upon any other matters which may properly come before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.

THIS PROXY CONFERS AUTHORITY TO VOTE 'FOR' EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED.

IMPORTANT - Please vote, sign and return this Proxy promptly, so that it will arrive before the Annual Meeting on January 13, 1998.


Signed____________________________ _______________________________ Dated____________, 199( )
        SIGNATURE OF SHAREHOLDER      SIGNATURE OF SHAREHOLDER

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee, or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.
